UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report
pursuant to section 13 or 15(D)
of the securities exchange act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Bayview Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41890	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Ave, Suite 2446

New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (347) 627-0058

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	BAYAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BAYA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	BAYAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 19, 2026, Bayview Acquisition Corp, a Cayman Islands exempted corporation (the “Company”) received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff had determined to delist the Company’s securities from Nasdaq.

On December 16, 2025, the Company submitted an application to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market (the “Transfer Application”). The Company believes that, upon approval of the Transfer Application, it will be better positioned to cure the market value of listed securities deficiency under Nasdaq Listing Rule 5450(b)(2)(A) and the minimum public holders deficiency under Nasdaq Listing Rule 5450(a)(2), each as previously disclosed. However, there can be no assurance that the Transfer Application will be approved.

In connection with the delist notice received on February 19, 2026, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the determination. On February 24, 2026, the Company received formal notice that a hearing before the Panel has been scheduled for March 31, 2026 at 11:00 a.m. Eastern Time (the “Hearing”). The Hearing will be conducted via video conference.

On March 19, 2026, the Company received a written notice from the Staff notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(B) (the “PHS Rule”), which requires the Company to maintain a minimum of 1,100,000 publicly held shares for continued listing.

Pursuant to Nasdaq Listing Rule 5810(d), the Company will present its views with respect to the PHS Rule deficiency at the Hearing. Although the Company will use all reasonable efforts to regain compliance with each of the Nasdaq listing rules, there can be no assurance that the Company will be able to regain compliance with those rules or will otherwise be in compliance with other Nasdaq listing criteria. There can also be no assurance that the appeal in connection with the Hearing will be successful.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including the Company’s ability to successfully appeal a delisting determination and the Company’s ability to resolve the deficiency under the PHS Rule. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYVIEW ACQUISITION CORP

Date: March 23, 2026	By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Chief Executive Officer

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